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                          HUMVEE Trademark Agreement

The purpose of this letter is to formalize the agreement that has been reached between AM General Corporation ("AMG") and General Motors Corporation ("GM"), in connection with the New Vehicle Assembly Agreement by and between GM and AMG dated December 21, 1999, relating to the HUMVEE trademark.

In this regard, the parties agree that for the duration of the New Vehicle Assembly Agreement referenced above:

1. AMG will refrain from using the HUMVEE trademark, except in connection with the manufacture and sale of military vehicles and other goods and services related to military vehicles or with a significant military theme, without GM's prior written consent.

2. AMG shall not assign, sell, or otherwise transfer ownership of the HUMVEE trademark to any third party, without GM's prior written consent.

3. AMG shall not license or otherwise grant use of the HUMVEE trademark to any third party, without GM's prior written consent; provided, however, that
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     this restriction shall not apply to the license agreements set forth on
     Exhibit A hereto.

4. AMG shall use its reasonable best efforts to protect its ownership of and goodwill in the HUMVEE trademark including, but not limited to, aggressively prosecuting infringers when necessary.

5.   In the event that AMG:

     (i) intends to abandon the HUMVEE trademark in connection with the manufacture and sale of military vehicles and spare parts;

     (ii) discontinues use of the HUMVEE trademark in connection with the manufacture and sale of military vehicles and spare parts, and has no intention of resuming such use within twelve (12) months from the date of discontinuance;

     (iii) fails to utilize the HUMVEE trademark in connection with the manufacture and sale of military vehicles and spare parts for a period of twelve (12) months; or

     (iv) fails to protect its ownership of or goodwill in the HUMVEE trademark;

     AMG shall promptly assign all rights, title and interest in, including all goodwill pertaining to, the HUMVEE trademark to GM for one dollar.

6. AMG shall refrain from making any public statements announcing, confirming or implying any intention by AMG to abandon or discontinue use of the HUMVEE trademark, prior to assignment of the HUMVEE trademark to GM.

For purposes of the above provisions, the term HUMVEE trademark shall mean any or all of the trademarks set forth on Exhibit B hereto.

This letter agreement shall be governed by the laws of the State of Michigan without regard to the principles of conflicts of law, shall be binding and inure to the benefit of AMG and GM and their

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respective successors and assigns, and may only be modified or amended by a written document duly executed by both parties.



GENERAL MOTORS CORPORATION              AM GENERAL CORPORATION



By: _____________________________       By: __________________________


Title: __________________________       Title: _______________________


Date: December 21, 1999                 Date: December 21, 1999

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